UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2024

TFF PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39102	82-4344737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

124 Washington Street, Suite 101

Foxborough, MA 02035

(Address of principal executive offices)

(508) 543-1720

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	TFFP	Nasdaq Capital Market

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 4, 2024, TFF Pharmaceuticals, Inc. (“Company”) received a determination letter (the “Delisting Notification”) from the Nasdaq Stock Market (“Nasdaq”) stating that the Nasdaq staff determined, in accordance with Nasdaq Listing Rules 5101 and 5110(b) and Nasdaq Listing Rule IM 5101-1, that the Company’s common stock will be delisted from The Nasdaq Stock Market. The Delisting Notification states that the Nasdaq staff’s determination was based on (i) the Company’s previously announced Plan of Dissolution and associated public interest concerns raised by it; (ii) concerns regarding the residual equity interest held by the Company’s existing stockholders; and (iii) concerns about the Company’s ability to sustain compliance with all requirements for continued listing on the Nasdaq Stock Market. The Delisting Notification further states that trading of the Company’s common stock will be suspended at the opening of business on December 13, 2024, and a Form 25-NSE will be filed by the Nasdaq with the SEC, which will remove the Company’s securities from listing and registration on the Nasdaq.

The Delisting Notification states that the Company may appeal the Nasdaq staff’s determination to delist the Company’s common stock, however the Company does not intend to appeal the staff’s determination as of the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFF PHARMACEUTICALS, INC.

Dated: December 10, 2024	/s/ Craig Jalbert
Craig Jalbert,
President and Chief Executive Officer

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